Exhibit 5.1

Reliant Bancorp, Inc.
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027

August 24, 2020

Ladies and Gentlemen:

We have acted as counsel to Reliant Bancorp, Inc., a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement, including the Prospectus contained therein (the “Prospectus”), as supplemented by the various Prospectus Supplements (“Prospectus Supplements”), relates to the proposed offer, issuance, and sale from time to time by the Company of (i) shares of common stock, $1.00 par value per share (“Common Stock”), of the Company, (ii) shares of preferred stock, $1.00 par value per share (“Preferred Stock”), of the Company, (iii) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and a trustee (the “Senior Debt Trustee”), or a subordinated debt indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”) between the Company and a trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustee”), (iv) depositary shares (“Depositary Shares”), (v) warrants (the “Warrants”), (vi) units (“Units”), (vii) purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”), and (viii) rights to purchase the Company’s securities (the “Rights”), and such indeterminate amount of Debt Securities and such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange, or exercise of any Debt Securities, Depositary Shares, Preferred Stock, Warrants, Units, Purchase Contracts, or Rights, in amounts, at prices, and on terms to be determined at the time of offering. The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Units, the Purchase Contracts, and Rights are collectively referred to herein as the “Securities” and individually as a “Security.” The Securities may be offered and sold by the Company pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act for an aggregate offering price not to exceed $100,000,000.

As such counsel, we have made such legal and factual investigations as we deemed necessary for the purpose of rendering the opinions set forth herein. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the Indentures attached as exhibits to the Registration Statement; (c) the Company’s Amended and Restated Charter, as amended and currently in effect (the “Charter”); (d) the Company’s Third Amended and Restated Bylaws, as amended and currently in effect (the “Bylaws”); (e) excerpts from minutes of the meetings of the board of directors of the Company (the “Board”); and (f) such other certificates, statutes, instruments, documents, and records of the corporate proceedings of the Company as we have deemed necessary or appropriate for purposes of the opinions rendered herein. In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that, as of the date hereof:

1. With respect to any Common Stock to be issued, when (a) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken or caused to be taken all corporate action necessary to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (c) upon the issuance of such Common Stock, the total number of issued and outstanding shares of the applicable class or series of Common Stock will not exceed the total number of shares of Common Stock or the number of shares of such class or series of Common Stock that the Company is then authorized to issue under its Charter; and (d) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Bylaws and Tennessee law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which will be not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which will be not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock to be issued, when (a) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken or caused to be taken all corporate action necessary to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions approving an amendment to the Charter relating to the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of such Preferred Stock (the “Preferred Stock Charter Amendment”); (b) the Preferred Stock Charter Amendment has been duly filed with the Secretary of State of the State of Tennessee; (c) the terms of the Preferred Stock and of the issuance and sale thereof have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter; and (e) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Bylaws and Tennessee law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which will be not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which will be not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Debt Securities to be issued, when (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto, and (iii) duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken or caused to be taken all corporate action necessary to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the terms of the Debt Securities are in conformance with the terms of the applicable Indenture and the Debt Securities have been executed and authenticated in accordance with the terms of the applicable Indenture; and (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Board, then the applicable Indenture and the Debt Securities to be issued under the applicable Indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to the Depositary Shares, when (a) the deposit agreement relating to the Depositary Shares has been duly authorized by the Board, and duly authorized and validly executed and delivered by all the parties thereto; (b) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken or caused to be taken all corporate action necessary to approve the issuance of and establish the terms of such Depositary Shares, the terms of the offering thereof and related matters, including the adoption of resolutions approving an amendment to the Charter relating to the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of such Depositary Shares (the “Depositary Shares Charter Amendment”); (c) the Depositary Shares Charter Amendment has been duly filed with the Secretary of State of the State of Tennessee; (d) the terms of the Depositary Shares and of the issuance and sale thereof and the terms of the related deposit agreement have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the terms of the Depositary Shares and of their issuance and sale are in conformity with the related deposit agreement; (f) upon the issuance of such Depositary Shares, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock underlying the Depositary Shares will not exceed the total number of shares of Preferred Stock underlying the Depositary Shares or the number of shares of such class or series of Preferred Stock underlying the Depositary Shares that the Company is then authorized to issue under its Charter; (g) the Depositary Shares have been duly issued and sold against payment of the purchase price therefor and certificates representing such shares of Depositary Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law and delivered to the depositary; and (h) the depositary receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Depositary Shares and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the depositary receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement.

5. With respect to any Warrants, when (a) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken all corporate action necessary to approve the issuance and terms of such Warrants, the terms, execution and delivery of any warrant agreement relating to the Warrants, the terms of the offering thereof and related matters; (b) the related warrant agreement has been duly authorized and validly executed and delivered by all parties thereto; (c) the terms of the Warrants and of their issuance and sale and the terms of the related warrant agreement have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) upon the issuance of such Warrants (and assuming the issuance of all of the securities covered by such Warrants), the total number of issued and outstanding shares of Common Stock or Preferred Stock of the applicable class or series of Common Stock or Preferred Stock covered by such Warrants will not exceed the total number of shares of Common Stock or Preferred Stock or the number of shares of Common Stock or Preferred Stock of such class or series of Common Stock or Preferred Stock that the Company is then authorized to issue under its Charter; (e) the terms of the Warrants are in conformance with the related warrant agreement; and (f) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, such Warrants will constitute valid and binding obligations of the Company.

6. With respect to any Units to be issued, when (a) the applicable unit agreement has been duly authorized and  validly executed and delivered by all the parties thereto; (b) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken or caused to be taken all corporate action necessary to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale and the terms of the applicable unit agreement have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) upon the issuance of such Units (and assuming the issuance of all of the component Securities of the Units), the total number of issued and outstanding equity securities of the applicable class or series of the component Securities of such Units will not exceed the total number of equity securities of such Securities or the number of equity securities of such class or series of such Securities that the Company is then authorized to issue under its Charter; (e) the terms of the Units are in conformance with the applicable unit agreement; (f) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant unit agreement; and (g) the Units and their component Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to any Purchase Contracts, when (a) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken all corporate action necessary to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof; (b) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized and validly executed and delivered by the Company and the other parties thereto; (c) the terms of the Purchase Contracts and of their issuance and sale and the terms of the related Purchase Contract Agreement have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (e) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to any Rights to be issued, when (a) the rights agreement has been duly authorized and validly executed and delivered by all the parties thereto; (b) the Board or a duly authorized committee thereof and the appropriate officers of the Company, if applicable, have taken all corporate action necessary to approve and establish the terms of the Rights and to authorize and approve the issuance thereof; (c) the terms of the Rights and of their issuance and sale and the terms of the related rights agreement have been established so as not to violate any applicable law or the Charter or the Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company, and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the terms of the Rights are in conformance with the related rights agreement; and (e) the Rights have been delivered to and paid for by the purchasers thereof, the Rights will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs (3) through (8) above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;  (d) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (e) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial; (f) we express no opinion with respect to the enforceability of any waiver of any usury defense; and (g) we express no opinion as to waivers of broadly or vaguely stated rights.

The opinions expressed herein are limited to the laws of the State of Tennessee and, with respect to the opinion set forth in paragraph (3) above, the laws of the State of New York. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction.

We understand that the Company intends to issue the Securities from time to time on a delayed or continuous basis. The opinions set forth herein are limited to the laws, including rules and regulations, as in effect on the date hereof. We understand that, prior to issuing any Securities, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and, upon the Company’s request, will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We also have assumed that, at the time of execution, authentication, issuance, and delivery, any Indenture will be the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture. We have further assumed that any Indenture, as the same may be supplemented, will be duly authorized, executed, and delivered by the parties thereto in substantially the form attached to the Registration Statement.

To the extent that any opinion herein relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth herein are for the Company’s benefit in connection with the Registration Statement and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Butler Snow LLP